                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549


                                   FORM 8-K

                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported):  December 1, 1995


                        Crown Cork & Seal Company, Inc.
        --------------------------------------------------------------
            (Exact name of Registrant as specified in its charter)




 Pennsylvania                        1-2227                      23-1526444
-----------------               -----------------          ---------------------
(State or other                    (Commission                  (IRS Employer
jurisdiction of                    File Number)             Identification No.)
incorporation)


   9300 Ashton Road, Philadelphia, PA                              19136
 ---------------------------------------                         -----------
(Address of principal executive offices)                         (Zip Code)


      Registrant's telephone number, including area code:  (215) 698-5100
                                                           --------------
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Item 5.   Other Events.
          ------------

     On December 1, 1995 (the "Financing Signing Date"), Crown Cork & Seal Company, Inc. ("Crown") entered into a Revolving Credit and Term Loan Agreement (the "Credit Agreement") among Crown, a syndicate of financial institutions (the "Lenders"), Chemical Bank as arranger and administrative agent, and Credit Suisse and Societe Generale as arrangers and documentation agents. Pursuant to the Credit Agreement, the Lenders will make available to Crown, subject to the terms and conditions of the Credit Agreement, FF 13.7 billion (approximately $2.8 billion at the present exchange rate) in a multi-currency revolving credit facility (the "Credit Facility") to pay the cash portion of the consideration to be paid in connection with Crown's proposed offer to purchase all of the outstanding shares of CarnaudMetalbox (the "Offer"), to fund the costs and expenses of the Offer, to repurchase shares of capital stock of Crown, or, following the Offer, to be used for general corporate purposes.

     Set forth below is a summary description of the Credit Facility. The summary description is qualified in its entirety by reference to the Credit Agreement which has been filed as Exhibit 10.1 hereto and which is incorporated herein by reference.

     The Credit Facility will consist of a multi-currency credit facility in a principal amount of FF 13.7 billion. Prior to November 30, 1996 (the "Commitment Termination Date"), amounts borrowed and repaid may be reborrowed, subject to availability under the Credit Facility. On the Commitment Termination Date, all commitments to advance loans under the Credit Facility will terminate and any loans outstanding under the Credit Facility may be converted to term loans at Crown's option (the "Term Loans"). All Term Loans will mature on the date one year after the Commitment Termination Date.

     Loans under the Credit Facility will bear interest, at the option of Crown, at either (1) the London interbank offered rate

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("LIBOR") (as adjusted for certain reserve requirements, as incurred by the lenders), or the Paris interbank offered rate for certain loans in British pounds sterling to borrowers not located in the United Kingdom, for one-, two-, three-, six- and (subject to the lenders' consent) twelve-month periods, plus
 .100% if Crown's unsecured long term debt (the "Index Debt") is rated A or better by S&P or A2 or better by Moody's, .125% if the Index Debt is rated A- to BBB by S&P and A3 to Baa2 by Moody's and .175% if the Index Debt is rated BBB-or below by S&P and Baa3 or below by Moody's (with an additional .05% to be added to such rates on the earlier of (a) the date six months after the initial borrowing under the Credit Facility and (b) 210 days after the Financing Signing
Date) or (2) a base rate equal to the highest of (a) the rate announced from time to time by Chemical as its prime commercial lending rate, (b) the Base CD rate plus 1% per annum or (c) the Federal Funds Effective Rate plus 1/2 of 1% per annum.

     The Credit Agreement includes certain terms and conditions, including conditions precedent to the lenders' funding obligations, cost and yield protection provisions, events of default and covenants limiting Crown's and its subsidiaries' ability to encumber their assets and to incur debt and imposing maximum leverage ratios and minimum fixed charge coverage ratios.

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Statement on Form S-4, as amended (No. 33-64167) (the "Registration Statement").

Item 7(c).  Exhibits.
            --------

10.1 Revolving Credit and Term Loan Agreement, dated as of December 1, 1995, among Crown Cork & Seal Company, Inc., each of the Subsidiary Borrowers as defined therein, the financial institutions which are signatories thereto (the "Lenders"), Chemical Bank, as arranger and administrative agent for the Lenders, and Credit Suisse and Societe Generale, as arrangers and documentation agents.

99.1 Form of Proxy for holders of Crown Common Stock replacing the form of proxy filed as Exhibit 99.1 to the Registration Statement.

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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        CROWN CORK & SEAL COMPANY, INC.



                                        By  /s/ Alan W. Rutherford
                                           --------------------------------
                                           Executive Vice President
                                           Chief Financial Officer



Date:  December 15, 1995

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                                 EXHIBIT INDEX

Exhibit No.,
As provided                                                 Page in
in Item 601                                                 Sequentially
Exhibit Number            Description                       Numbered Copy
--------------            -----------                       -------------
10.1             Revolving Credit and Term Loan
                 Agreement, dated as of December 1,
                 1995, among Crown Cork & Seal
                 Company, Inc., each of the
                 Subsidiary Borrowers as defined
                 therein, the financial institutions
                 which are signatories thereto (the
                 "Lenders"), Chemical Bank, as
                 arranger and administrative agent
                 for the Lenders, and Credit Suisse
                 and Societe General, as arrangers
                 and documentation agents.  (Certain
                 Schedules are omitted and will be
                 provided to the Securities and
                 Exchange Commission on request)


99.1             Form of Proxy for holders of Crown
                 Common Stock replacing the form of
                 proxy filed as Exhibit 99.1 to the
                 Registration Statement.